CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Post-Effective Amendment No. 14 to Registration Statement No. 333-35587 of United of Omaha Separate Account B of our report dated April 26, 2006 related to the statutory financial statements of United of Omaha Life Insurance Company as of December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, appearing in the Statement of Additional Information, which is a part of such Registration Statement and to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.



/s/ Deloitte & Touche LLP

Omaha, Nebraska
April 26, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Post-Effective Amendment No. 14 to Registration Statement No. 333-35587 of United of Omaha Separate Account B of our report dated April 26, 2006, relating to the financial statements of the subaccounts of United of Omaha Separate Account B as of December 31, 2005 and for each of the periods in the two year period ended December 31, 2005 appearing in the Statement of Additional Information, which is a part of such Registration Statement.

We also consent to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.



/s/ Deloitte & Touche

Omaha, Nebraska
April 26, 2006